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                                                                 EXHIBIT 10.9


                             SHAREHOLDERS AGREEMENT


         THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of this 9th day of June, 1995 by and between CROWN CASINO CORPORATION, a Texas corporation ("Crown") and LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Louisiana partnership ("LRGP"), the sole shareholders of St. Charles Gaming Company, Inc., a Louisiana corporation ("Company") (Crown and LRGP, individually a "Shareholder" and together the "Shareholders").


                                    RECITALS

         A. Each of the Shareholders owns 50% of the outstanding capital stock of the Company ("Company Stock").

         B. The Shareholders desire to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities or assets of the Company and in matters relating to the corporate governance of the Company.


         NOW, THEREFORE, in consideration of the recitals and the respective covenants, representations and agreements herein contained, the parties hereto agree as follows:

         Section 1.  Restrictions on Transfer of Company Stock

         1.1 General Restrictions. Except as expressly permitted herein, no Shareholder shall sell, assign, transfer, mortgage, charge or otherwise encumber or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "transfer"), any part or all of the Company Stock without the written consent of the other Shareholder, and any attempt to do so shall be void ab initio.
The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other subsequent instances and shall always be at such shareholder's sole and absolute discretion.

         1.2 Permitted Transfers. Either Shareholder may, without the consent of the other Shareholder: (a) Upon 30 day's prior written notice, transfer its Company Stock to another legal entity which the Shareholder either controls or is controlled by, or to another legal entity in which a majority equity interest is controlled by the Shareholder.

                 (b) LRGP may pledge all of its Company Stock to Crown as security for the $20,000,000 purchase money note given by LRGP to

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Crown representing a portion of the purchase price of the Company Stock owned by LRGP.

                 (c) In the event LRGP is liquidated and dissolved, it may transfer its Company Stock to its partners.

                 (d) Either Shareholder has the right to pledge its Company Stock as security for indebtedness, so long as secured party receives the Company Stock subject to the terms of this Agreement and so long as the pledge thereof does not constitute an event of default under any agreement to which the Company is a party.

         1.3 Sale of Company Stock: Right of First Refusal. If at any time after January 1, 1996, either Shareholder (the "Offeror") receives a bona fide Offer from a third party unrelated to either Shareholder for the purchase of all or any part of the Offeror's Company Stock which it desires to accept, the Offeror shall send a copy of the Offer, in the manner provided in this Agreement for the giving of notices, to the other Shareholder (the "Offeree"), which shall disclose the name and address of the proposed purchaser. The Offeree shall have the absolute right to purchase the portion of the Company Stock subject to the Offer upon the terms and conditions set forth in the Offer, except that the Offeree shall not be required to pay a broker's commission, if any. The Offeree shall, within 30 days of such receipt, specify in a notice to the Offeror whether or not the Offeree desires to accept the Offer. If the Offeree timely accepts the Offer, the Closing of the sale of the Company Stock shall take place within 60 days thereafter (or as soon thereafter as practicable if the transaction is delayed solely by reason of the time constraints in receiving third- party consents). Failure to send such notice of acceptance within said 30-day period shall constitute an election by the Offeree to reject the Offer, and the Offeror may then sell the Company Stock subject to the Offer to the proposed purchaser whose name and address were disclosed in the Offer, but only upon the same terms and conditions as those set forth in the Offer and only within 180 days after the expiration of said 30-day period; otherwise, any such sale shall be considered null and void and the Company Stock of the Offeror shall remain subject to all the provisions of this Subsection 1.3. If the consideration offered by a third party under this
Section 1.3 consists of property, the value thereof shall be determined by reference to any established national exchange if such property consists of tradable securities or other readily tradable commodities, by an appraiser mutually agreed to by the Shareholders, or by submission to arbitration in New Orleans, Louisiana, before an arbitrator chosen in accordance with the rules and regulations of the American Arbitration Association.





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         1.4  Sale of Company Assets: Right of First Refusal.  If at any time after January 1, 1996, the Company or either Shareholder receives a bona fide Offer from a third party unrelated to either Shareholder to purchase all or substantially all of the Company's assets for consideration that consists of at least 75% cash and/or highly liquid marketable securities, then the Company or the Shareholder (as the case may be) shall, within ten (10) days of receiving the Offer and regardless of any desire to accept or reject the Offer, give written notice (the "Asset Notice") to the other Shareholder (or the Shareholders) of the Offer and the terms and conditions of the Offer. Each Shareholder shall, within thirty days after the receipt of such notice, give written notice to the other Shareholder stating whether or not such Shareholder desires to accept the Offer. If both Shareholders desire to accept the Offer, the sale to the third- party shall proceed. If one Shareholder desires to accept the Offer (the "Accepting Shareholder") but the other Shareholder desires to reject the Offer (the "Rejecting Shareholder"), then the Rejecting Shareholder (or the Company at the Rejecting Shareholder's option) shall purchase all of the shares of stock of the Accepting Shareholder. The purchase price for each Accepting Shareholder's stock and the terms and conditions of payment shall be the same as the Accepting Shareholder would have received had the Offer been accepted, the sale consummated and the Company thereafter dissolved as provided herein. Such purchase price must be paid within 180 days of the rejection by the Rejecting Shareholder of the Asset Notice. If the consideration offered by any third-party under this Section 1.4 consists of property, the value thereof shall be determined by reference to any established national exchange if such property consists of tradable securities or other readily tradeable commodities, by an appraiser mutually agreed to by the Shareholders, or by submission to arbitration in New Orleans, Louisiana, before an arbitrator chosen in accordance with the rules and regulations of the American Arbitration Association.

         1.5 Sale of Company Stock: Gaming Suitability. (a) If the State of Louisiana determines for any reason that either (i) a Shareholder is not a suitable applicant for a gaming license or (ii) that a Shareholder is not suitable to continue as a licensee, and the Shareholder has exhausted all reasonable opportunities to cure any deficiencies in an application or appeal, then that Shareholder's Company Stock shall be purchased by the Company or by the other Shareholder, at such other Shareholder's option, for a purchase price equal to the fair market value of the Company's stock, as mutually agreed upon by the Shareholders or an appraiser appointed by mutual agreement of the Shareholders, and if not agreed within 30 days, as determined by arbitration in Lake Charles, Louisiana, before an arbitrator chosen in accordance with the rules and regulations of the American Arbitration Association.





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All loans payable to such Shareholder, if requested by such Shareholder, shall also be repaid at such time, and any requirement of such Shareholder to make additional loans shall cease, and the Company shall use its best efforts to relieve such Shareholder from any guaranties or other security given or provided by such Shareholder on behalf of the Company. If for any reason this procedure is unacceptable to the State of Louisiana, then the Company may at its option take any steps reasonably necessary to comply with the request of the State of Louisiana, and the departing Shareholder hereby consents to such steps. The departing Shareholder shall not participate in dividends of the Company after the date its Company Stock is purchased or disposed of pursuant hereto.

         (b) At the option of the Company or the purchasing Shareholder, the purchase price may be paid over a period of five years, with 20% to be paid in the first year and the balance to be paid over the remaining four years in equal annual installments with interest at the prime rate as published in the southeast edition of the Wall Street Journal on the date of the closing of such purchase, or, if not available, the prime rate charged at such date by Citibank, N.A., New York.

         1.6 Restraining Order. In the event that any Shareholder shall at any time transfer or attempt to transfer its Company Stock in violation of the provisions of this Agreement and any rights hereby granted, then the other Shareholder shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer and the defending Shareholder shall not plead in defense thereto that there would be an adequate remedy at law; it being expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach or the violation of the provisions concerning transfer as set forth in this Agreement.

         1.7 Transferee Obligations. Notwithstanding any other provision of this Agreement as to any transfer under this Section 1, any transferee shall execute and deliver to the other Shareholder and the Company a counterpart hereof, and the other Shareholder shall agree to such conditions of transfer, the performance of such acts, the execution and delivery of such agreements, certificates or other instruments and the rendering of such covenants or undertakings by the transferee of the Company Stock, as counsel for the Company may reasonably determine to be necessary to avoid the violation of any federal and state securities or gaming laws with respect to such transfer, to evidence the transferee's agreement to be bound by all the terms and provisions hereof and to evidence the intent of the transferee





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to purchase the Company Stock for investment and not with a view to the distribution thereof.

         1.8 Securities Act. (a) Each Shareholder agrees that, in addition to the other requirements herein relating to the transfer, it will not transfer any Company Stock except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or upon receipt by the Company of an opinion of counsel to the Shareholder reasonably satisfactory to the Company or its counsel to the effect that no registration statement is required because of the availability of an exemption from registration under the Securities Act of 1933, as amended.

                 (b) Each certificate representing Company Stock shall be endorsed with the following legends and such other legends that may be required by applicable law:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED ____________, 1995 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO REGISTRATION OR TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNTIL AND UNLESS ALL APPLICABLE RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel for the Company the Company Stock represented thereby is no longer subject to the provisions of this Agreement or to the restrictions imposed under the Securities Act of 1933, as amended, or state securities laws, in which case the applicable legend may be removed.

         Section 2.  Corporate Governance

         2.1 Nominations to Board of Directors. From and after the date hereof, each Shareholder shall vote or cause to be voted all shares of Company Stock over which such Shareholder has voting control, at any regular or special meeting of Shareholders called for the purpose of filling positions on the board of directors, or to execute a written consent in lieu of such meeting of Shareholders, and shall take all actions necessary to insure the election to the board of four individuals: two individuals (the





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"Crown nominees") to be designated by Crown and two individuals (the "LRGP nominees") to be designated by LRGP. If prior to his election to the Board of Directors, any nominee shall be unable or unwilling to serve as a director of the Company, the Shareholder who nominated such nominee shall be entitled to nominate a replacement to serve on the board of directors.

         2.2 Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director, the Shareholder who nominated such director shall nominate a replacement to serve on the Board of Directors.

         2.3 Covenant to Vote. Each Shareholder hereby irrevocably and unconditionally agrees to take all actions necessary to call, or to cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of Shareholders of the Company and to vote all shares of Company Stock owned by such Shareholder in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Board of Directors of those individuals so nominated in accordance with Subsection 2.2. In addition, each Shareholder agrees to vote the shares of Company Stock owned by such Shareholder upon any matter arising under this Agreement submitted to a vote of the Shareholders in a manner that will implement the terms of this Agreement.

         2.4 Removal. If either Shareholder requests that a director nominated by such Shareholder and elected to the Board of Directors be removed from the Board of Directors (with or without cause) by written notice to the other Shareholder, such director shall be removed and each Shareholder agrees to vote all shares of Company Stock owned by such Shareholder to effect such removal or to consent in writing to effect such removal upon such request. No director shall be removed without cause except as provided in this Subsection 2.4.

         2.5 Affirmative Board Vote. The affirmative vote of at least three of the members of the Board of Directors shall be required to approve any action of the Board of Directors.

         2.6 No Conflict with Articles or By-Laws. Each Shareholder shall vote its shares of Company Stock, and shall take all actions necessary, to ensure that the Articles of Incorporation and By-Laws of the Company do not, from time to time, conflict with the provisions of this Agreement.

         2.7 Cash Distributions. Each Shareholder shall vote its shares of Company Stock and shall take all actions necessary to





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ensure that the Company distributes as dividends at the end of each fiscal quarter (or such shorter period as the Board of Directors may agree upon) all of its cash on hand available for such distribution after providing and reserving for the payment of all debts and other obligations and the provision of such reserves as the Board of Directors reasonably determines is appropriate.

         Section 3.  Competition

         3.1 Mutual Covenants. Other than as set forth herein, the Shareholders may engage independently or with others in other business ventures of any nature and description, including, without limitation, real estate and gaming activities (which may be geographically proximate to the business of the Company) and the management and operation thereof. Neither the Company or any Shareholder shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities, or to the income or proceeds derived therefrom; and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper. A Shareholder shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of the character which, if presented to the Company, could be taken by the Company, and such Shareholder shall have the right to take for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity. Notwithstanding anything set forth herein to the contrary, any information generated for or by reason of this Agreement or the transactions contemplated hereby, which is not generally available to members of the public, shall remain confidential and shall not be disclosed by any party hereto without the written consent of the other, unless required by law.

         3.2 Specific Covenant. Notwithstanding the foregoing, the Shareholders agree that while they are Shareholders of the Company and for a period of two years after the sale by a Shareholder of its stock in the Company, such Shareholder will not, alone or through an affiliated person or otherwise, or as a member or partner of any partnership, limited partnership, limited liability company or similar entity, or as a shareholder or investor in any corporation or other entity directly or indirectly owned or managed, or otherwise connected with, engage in the operation of gaming activities within a one hundred (100) mile radius of the location of the Company's casino riverboat on the Calcasieu River in Calcasieu Parish, Louisiana.

         3.3 Right of First Refusal. Crown hereby agrees that LRGP shall have the right to participate with Crown or any affiliate of Crown, including its subsidiary, Gaming Entertainment Management





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Services, Inc. ("GEMS"), in the development of an 18.6 acre parcel of land in the gaming district of Las Vegas, Nevada if Crown or GEMS develop the property on a joint venture basis. Accordingly, Crown shall offer to LRGP any proposed arrangement for such development before GEMS is permitted to develop such property in a joint venture or other similar arrangement with another person. LRGP shall within thirty (30) days of receiving a joint venture proposal for GEMS, either accept or reject participation in a joint venture under the same terms and conditions of such proposal.

         Section 4.  Miscellaneous Provisions

         4.1 Term. This Agreement shall terminate upon the mutual agreement of the Shareholders.

         4.2 Recapitalization, Exchanges Affecting Company Stock. The provisions of this Agreement shall apply to any and all securities of the Company which may be issued in respect of, in exchange for, or in substitution of the Company Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

         4.3 Counterparts. This Agreement may be executed in several counterparts, each of which is an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

         4.4 Governing Law. This Agreement is being delivered and is intended to be performed in the State of Louisiana and shall be construed and enforced in accordance with the laws thereof.

         4.5 Section Headings and Gender. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         4.6 Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by LRGP to or on Crown shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case





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addressed (until another address or addresses is given in writing by Crown to
LRGP) as follows:

                          Crown Casino Corporation
                          2415 West Northwest Highway, Suite 103
                          Dallas, Texas  75220

                          Attention:       Mr. Mark D. Slusser
                                           Vice President - Finance

                          with a copy to:

                          T. J. Falgout, III, Esq.
                          Stumpf & Falgout
                          1400 Post Oak Boulevard, Suite 400
                          Houston, Texas  77056

         Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by the Crown to or on LRGP shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by LRGP to Crown) as follows:

                          Louisiana Riverboat Gaming Partnership
                          c/o Louisiana River Site Development, Inc.
                          The Edward J. DeBartolo Corporation
                          7620 Market Street
                          Youngstown, Ohio  44513-3287

                          Attention:       Mr. Gerald Wiemann
                                           Vice President

                          Louisiana Riverboat Gaming Partnership
                          c/o CSNO, Inc.
                          Casino America, Inc.
                          711 Washington Loop
                          Biloxi, Mississippi  39530

                          Attention:       Mr. James E. Ernst
                                           Chief Executive Officer





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                          with copies to:

                          Mr. Arthur Wolfcale
                          Vice President and Secretary
                          The Edward J. DeBartolo Corporation
                          7620 Market Street
                          Youngstown, Ohio  44512-6085

                                         and

                          Allan B. Solomon, Esq.
                          Chairman of the Executive Committee
                          Casino America, Inc.
                          2200 Corporate Blvd., N.W., Suite 310
                          Boca Raton, Florida  33431

         4.7 Remedies. The parties hereto acknowledge that monetary damages are inadequate for a breach hereof, and hereby agree that the provisions of this Agreement shall be enforceable by equitable relief, including specific performance, and each of the parties hereby waives any defense in the enforcement of this Agreement through equitable relief. However, equitable relief shall not be an exclusive remedy for breach of this Agreement and the election of specific performance, damages or any other remedy hereunder shall not preclude the exercise of any other remedy in connection with such relief or from time to time hereafter.


                               CROWN CASINO CORPORATION


                               By:/s/ Mark D. Slusser
                                  ------------------------------------------
                                  Name: Mark D. Slusser
                                  Title: Vice President


                               LOUISIANA RIVERBOAT GAMING PARTNERSHIP,
                               a Louisiana general partnership

                               By:     LOUISIANA RIVER SITE DEVELOPMENT,
                                       INC., General Partner, a wholly-owned
                                       subsidiary of Louisiana Downs, Inc.


                                       By:/s/ Gerald Wiemann
                                          ----------------------------------
                                          Name: Gerald Wiemann
                                          Title: Vice President





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                               By:     CSNO, INC., General Partner, a
                                       wholly-owned subsidiary of Casino
                                       America, Inc.


                                       By:/s/ Allan B. Solomon
                                          ----------------------------------
                                          Name: Allan B. Solomon
                                          Title: Secretary and Treasurer





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